Exhibit 5.1

[Form of Opinion of Debevoise & Plimpton LLP]*

[Letterhead of Debevoise & Plimpton LLP]

_______, 2012

Sears Hometown and Outlet Stores, Inc.

3333 Beverly Road

Hoffman Estates, IL 60179

Sears Hometown and Outlet Stores, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Sears Holdings Corporation, a Delaware corporation (“Sears Holdings”), in connection with a Registration Statement on Form S-1 (File No. 333-181051) (the “Registration Statement”) filed by Sears Hometown and Outlet Stores, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the distribution by Sears Holdings to the holders of record of its common stock, at no charge, of transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”) of the Registrant at a subscription price of $[—] per whole share.

In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

1.	We are of the opinion that the Rights have been duly authorized by Sears Holdings and, when issued, will be the valid and binding obligations of Sears Holdings, enforceable against Sears Holdings in accordance with their terms.

2.	We are of the opinion that the shares of Common Stock to be sold by Sears Holdings upon due exercise of the Rights as contemplated in the Prospectus have been duly authorized by the Company and are validly issued, fully paid and non-assessable under the laws of the State of Delaware.

*	Subject to ongoing review, the executed opinion will be filed prior to effectiveness.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware as currently in effect.

Very truly yours,

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